Exhibit 8.1

Significant Subsidiaries

A summary of our subsidiaries and Chinese affiliated entity, or variable interest entity, and its subsidiaries as of December 31, 2011 is as follows:

Name	Date of incorporation or acquisition	Percentage of legal ownership	Place of incorporation
Subsidiaries of the Company
CMR Web-learning Co., Ltd. ("CMR Web")	July 29, 1999	70%	PRC
Hongcheng Technology Development Co., Ltd. ("Hongcheng Technology")	July 31, 2000	100%	PRC
Beijing Xuezhi Times Education Science Co., Ltd. ("Beijing Xuezhi")	October 18, 2001	100%	PRC
Zhong Nongda Networks Development Co., Ltd. ("Zhongnongda Networks")	October 30, 2001	55%	PRC
Beijing Haidian District New Door Training School (“Haidian Training School”)	April 7, 2011	55%	PRC
Beijing Hongcheng Liye Technology Co., Ltd. ("Hongcheng Liye")	April 15, 2003	100%	PRC
Dalian Dongcai Technology Co., Ltd. ("Dongcai")	June 4, 2003	70%	PRC
Beijing WITT Education Consultant Management Co., Ltd. ("WITT Education")	July 4, 2003	100%	PRC
BJ-WITT EDU MAN. LTD. ("BJ-WITT")	July 4, 2003	100%	BVI
Chongqing Chongda Yuanxing Co., Ltd. ("Chongda")	December 24, 2003	51%	PRC
Beijing BCIT Science and Education Management Consulting Limited ("Beijing BCIT")	January 13, 2005	100%	PRC
Beijing Gotop Education Co., Ltd. ("Gotop Hongcheng")	December 26, 2005	100%	PRC
Beijing BCIT Science and Education Management Consulting Limited ("BJ-BCIT")	February 10, 2006	100%	BVI
Beijing Distance Education Technology Co., Ltd. ("Yuancheng Education")	March 31, 2006	65%	PRC
Tianjin Gaotuo Hongcheng Education Technology Co., Ltd. ("Tianjin Gaotuo Hongcheng")	June 26, 2006	100%	PRC
Beijing Beiyuda Education Technology Co., Ltd. ("Beiyuda")	September 26, 2006	51%	PRC

Name	Date of incorporation or acquisition	Percentage of legal ownership	Place of incorporation
Beijing Mingdaoyuan Technology Co., Ltd. ("Beijing Mingdao")	March 27, 2007	51%	PRC
Shanghai Shangcai Education Technology Co., Ltd. ("Shanghai Shangcai")	April 18, 2008	51%	PRC
Dongcai Online Training Center ("Dongcai Online")	July 10, 2008	70%	PRC
Beijing Zhonglin Technology Co., Ltd. ("Zhonglin")	November 3, 2008	51%	PRC
Guangxi Hongcheng Times Technology Development Co., Ltd. ("Guangxi Hongcheng")	February 10, 2009	51%	PRC
Fuzhou Haojiaoshi Distance Education Service Co., Ltd. ("Fuzhou Good Teacher")	December 7, 2009	51%	PRC
Beijing Hongcheng xueyuan Technology Co., Ltd. ("Hongcheng Xueyuan")	October 31, 2010	100%	PRC
Nanning Hongcheng Xueyuan Technology Development Co., Ltd ("Nanning Hongcheng Xueyuan ")	October 31, 2010	51%	PRC
Hangzhou Hongcheng Education Training Service Co., Ltd ("Hangzhou Hongcheng Xueyuan")	October 31, 2010	60%	PRC
Guangzhou Hongcheng Huixiang Education Technology Co., Ltd. (Guangzhou Hongcheng”)	January 4, 2011	51%	PRC
Zhejiang Hongcheng Education Technology Co., Ltd. (“Zhejiang Hongcheng”)	June 30, 2011	51%	PRC

Variable Interest Entity of the Company
Beijing Hongcheng Education Technology Co., Ltd. ("Hongcheng Education")	March 7, 2005	N/A	PRC

Subsidiaries of Variable Interest Entity
Beijing Gotop Electronic Science Co., Ltd. ("Gotop Electronic") (1)	November 29, 1995	N/A	PRC
Xiandai Xingye Network Technology Co., Ltd. ("Xiandai Technology") (1)	November 7, 2000	N/A	PRC
Pingdingshan Wellent Bilingual School ("Pingdingshan") (1)	September 3, 2002	N/A	PRC
Anqing Foreign Language Middle School ("Anqing Foreign Language") (1)	August 2, 2004	N/A	PRC
Jingzhou Tianchang Investment Co., Ltd. ("Tianchang") (2)	September 6, 2005	N/A	PRC
Jingzhou Middle School South Campus ("South Campus") (3)	December 28, 2005	N/A	PRC
Beijing Hongcheng YoYo Technology Co., Ltd. ("Hongcheng YoYo") (1)	November 3, 2009	N/A	PRC
Anqing Daguan Hongcheng Anwai Training Centre ("Anqing Daguan") (1)	April 15, 2010	N/A	PRC
Pingdingshan Hongcheng Education Training Centre ("Pingdingshan Training Centre") (1)	August 11, 2010	N/A	PRC
Hongyuanboxue Technology Co., Ltd ("Hongyuanboxue") (4)	August 24, 2010	N/A	PRC
Beijing Xicheng District Hongcheng Training School (“Xicheng Training School”) (1)	January 6, 2011	N/A	PRC

(1)	Wholly owned subsidiary of Hongcheng Education (variable interest entity of the Company)
(2)	72.5% of its equity interest is held by Hongcheng Education (variable interest entity of the Company)
(3)	54% of its equity interest is held by Hongcheng Education (variable interest entity of the Company)
(4)	55% of its equity held by Hongcheng Education (variable interest entity of the Company) and 45% of its equity held by Hongcheng Technology (wholly owned subsidiaries of the Company).